                                                                   EXHIBIT 10.21

                              BUSINESS PARK LEASE
                               TABLE OF CONTENTS

                                                            Page
  1.  BASIC LEASE TERMS                                       1
      a.  DATE OF LEASE EXECUTION                             1
      b.  TENANT                                              1
      c.  LANDLORD                                            1
      d.  TENANT'S USE OF PREMISES                            1
      e.  PREMISES AREA                                       1
      f.  PROJECT AREA                                        1
      g.  AGREED UPON PREMISES PERCENT OF PROJECT             1
      h.  TERM OF LEASE                                       1
      i.  BASE MONTHLY RENT                                   1
      j.  ANNUAL EXPENSE BASE                                 1
      k.  PREPAID RENT                                        1
      1.  TOTAL SECURITY DEPOSIT                              1
      m.  BROKER(S)                                           1
      n.  GUARANTORS                                          1

  2.  PREMISES                                                1

  3.  TERM                                                    1

  4.  RENT                                                    1
      a.  Base Monthly Rent                                   1
      b.  Expenses                                            2
          (1)  Common Area Expenses                           2
          (2)  Expenses Defined                               2
          (3)  Annual Estimate of Expenses                    2
          (4)  Monthly Payment of Expenses                    2
          (5)  Rent Without Offset and Late Charge            2

  5.  PREPAID RENT                                            3

  6.  USE OF PREMISES AND PROJECT FACILITIES                  3

  7.  SIGNAGE                                                 3

  5.  PERSONAL PROPERTY TAXES                                 3

  9.  PARKING                                                 3

  10. UTILITIES                                               3

  11. MAINTENANCE                                             4

  12. ALTERATIONS                                             4

  13. RELEASE AND INDEMNITY                                   4

  14. INSURANCE                                               4

  15. DESTRUCTION                                             4

  16. CONDEMNATION                                            5
      a.  Definitions                                         5
      b.  Obligations to Be Governed by Lease                 5
      c.  Total or Partial Taking                             5
      d.  Landlord's Election                                 5
      e.  Award                                               5
      f.  Landlord Representation                             5

  17. ASSIGNMENT OR SUBLEASE                                  5

  18. DEFAULT                                                 5

  19. LANDLORD'S REMEDIES                                     6

  20. ENTRY ON PREMISES                                       6

  21. SUBORDINATION                                           6

  22. NOTICE                                                  6

  23. WAIVER                                                  7

  24. SURRENDER OF PREMISES; HOLDING OVER                     7

  25. LIMITATION OF LIABILITY                                 7

  26. MISCELLANEOUS PROVISIONS                                7
      a.  Time of Essence                                     7
      b.  Successor                                           7
      c.  Landlord Consent                                    7
      d.  Commissions                                         7
      e.  Other Charges                                       7
      f.  Landlord's Successors                               7
      g.  Interpretation                                      7
      h.  Third Parties                                       8
      i.  Survival                                            8

  27. EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE           8
      a.  Emissions                                           8
      b.  Storage and Use                                     8
          (1) Storage                                         8
          (2) Use                                             8
      c.  Disposal of Waste                                   8
          (1) Refuse Disposal                                 8
          (2) Sewage Disposal                                 8
          (3) Disposal of Other Waste                         8
      d.  Compliance with Law                                 8
      e   Indemnification                                     8
      f.  Additional Provisions                               8
      g.  Information                                         9

  28. EXHIBITS                                                9


Addendum A

                              BUSINESS PARK LEASE



1. BASIC LEASE TERMS.
a. DATE OF LEASE EXECUTION:   9/12/95
                           -----------------------------------------------------
b. TENANT:   Credence Systems Corporation
   Trade Name: N/A
   Address (Leased Premises): Scholls Business Center, Building S, Tigard, OR Building/Unit: Building S
   Address (For Notices):
                         -------------------------------------------------------
   -----------------------------------------------------------------------------
c. LANDLORD: Petula Associates, Ltd. and Koll Portland Associates, dba KBC - Tigard II
   Address (For Notices):      10240 S.W. Nimbus Avenue, Suite L3
   Tigard, OR 97223
d. TENANT'S USE OF PREMISES: Office/Warehouse/Light Assembly
e. PREMISES AREA: Approximately 41,787 Square Feet
f. PROJECT AREA: Approximately 41,787 Square Feet
g. AGREED UPON PREMISES PERCENT OF PROJECT: 100%
h. TERM OF LEASE Commencement: 2/5/96 or date of occupancy, whichever first occurs; Expiration: 2/4/01; Number of Months: 60
i. BASE MONTHLY RENT: $31,758
j. ANNUAL EXPENSE BASE:
   Expense Rate                $  -0-
   Premises Area Square Feet   X 41,787
   Annual Expense Base         $  -0-

   Note: An Annual Expense Base of $0 does not mean Expenses are not payable by Tenant. See Section 4 below. Currently, Expenses are estimated to be $.18 per square foot per month, provided however, that Tenant shall not be required to pay increases of more than 5% per year over the first fully assessed year.

k. PREPAID RENT:       $ 31,758
l. TOTAL SECURITY DEPOSIT:   $ -0-, including a $N/A nonrefundable cleaning fee.
   The Security Deposit shall be paid by a separate check made payable to the Landlord.
m. BROKER(S): None
n. GUARANTORS: None

2. PREMISES.

   Landlord leases to Tenant the premises described in Section 1 and in Exhibit A (the 'Premises'), located in the project described on Exhibit B (the 'Project'). Landlord reserves the right to decrease Tenant's percentage of the Project as set forth in Section 1 if the Project size is increased through the development of additional property. By taking occupancy of the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their then present condition, subject to latent defects covered by contractor warranties and to any work which Landlord has herein agreed to perform prior to commencement which Landlord and Tenant identify in writing, prior to occupancy, as not completed.


3. TERM.

   The term of this Lease is for the period set forth in Section 1, commencing on the date in Section 1. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant upon the scheduled commencement date set forth in
Section 1, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, Landlord shall deliver possession of the Premises as soon as practicable and the commencement date shall be the date of such delivery with the term of the Lease remaining unchanged, and all other terms and conditions of this Lease remaining in full force and effect. However, if Landlord is delayed in delivering possession to Tenant for any reason attributable to Tenant, this Lease (including the obligation to pay all rents) shall commence on the scheduled commencement date set forth in Section 1 above. If Landlord for any reason not attributable to Tenant, is unable to deliver occupany of the Premises within sixty (60) days following the scheduled commencement date, either party may terminate this Lease by written notice given within ten (10) days following expiration of such period. If such occurs, Landlord shall refund to Tenant all monies paid by Tenant to or for the benefit of Landlord within thirty (30) days of demand. Landlord intends to complete the Project by the scheduled commencement date based on the commencement of construction on August 28, 1995. Landlord shall keep Tenant reasonably informed of the progress of construction through semi-monthly update meetings with the Tenant to discuss schedule updates, change orders, the effect of change orders on scheduling, move-in planning and strategies and other activities which may affect Project completion.


4.  RENT.

a. BASE MONTHLY RENT. Tenant shall pay to Landlord base monthly rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent"); provided, however, the Base Monthly Rent for the first month of the term (or the first month following any rental abatement period, if applicable) is due upon execution of this Lease by Tenant. If the term of this Lease contains any rental abatement period, Tenant hereby agrees that if Tenant breaches the Lease and/or abandons the Premises before the end of the Lease term, or if this Lease or Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, Landlord shall, at its option, (1) void the rental abatement period, and (2) recover from Tenant, in addition to all other damages due Landlord, rent for the duration of the rental abatement period at a rental rate equivalent to the highest Base Monthly Rent specified herein. All charges and sums due from Tenant to Landlord hereunder shall be deemed rent.

    For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual rent payments as provided under the terms and conditions of this agreement,

b. EXPENSES. The purpose of this Section 4.b is to ensure that Tenant bears a share of all Expenses related to the, use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall pay to Landlord that portion of Tenant's share of Expenses related to the Project.

    (1) COMMON AREA EXPENSES. Tenant will also be responsible for their share of certain expenses which are on to all tenants of the entire park. These expenses will be prorated based upon Tenant's project square footage (41,787 sq. ft.) as it relates to the square footage of the entire Scholls Business Park (355,166 sq. ft.). These expenses include but are not limited to the following:

        (a)  Gazebo and pond maintenance;

        (b)  Sport court maintenance and repair;

        (c)  Common road and driveway maintenance and repairs;

        (d)  Minor common area maintenance items.


    (2) EXPENSES DEFINED. The term 'Expenses' shall mean all costs and expenses incurred by Landlord with respect to the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:


        (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project;

        (b) All management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project;


        (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs shall be based on actual expenditures.

        (d) Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction, or minimization of increases, of costs which would have otherwise occurred).

        (e) All Real Property Taxes, which shall mean and include all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed and are due and payable upon all or any portion of or In relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes' shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any improvement or other district, whether such tax is (1 ) determined by the area of the Project or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof;
             (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project; (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants. 'Real Property Taxes' shall also include all assessments under recorded covenants or master plans and/or by owner's associations.

    (3) ANNUAL ESTIMATE OF EXPENSES. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's portion of Expenses for the remainder of the calendar year based on the Tenant's portion of the Project Area set forth in Section 1. At the commencement of each calendar year thereafter, Landlord shall estimate Tenant's portion of Expenses for the coming year based on the Tenant's portion of the Project Area set forth in Section 1.

    (4) MONTHLY PAYMENT OF EXPENSES. Tenant shall pay to Landlord, as additional rent, its estimated share of expenses in monthly installments of one-twelfth (1/12) beginning on the date Tenant takes possession of the Premises. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's share of Expenses. Tenant, upon request, may review and audit the accounting from original sources and Landlord's books and records at Tenant's expense. If the additional rent paid by Tenant under this Section 4.c(4) during the preceding calendar year was less than the actual amount of Tenant's share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to landlord within 60 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have sixty (60) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of Tenant's share of expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to all present rent due under this Section 4.c(4) but if no rent is due, such overpayment shall be paid to Tenant within sixty (60) days.

    (5) RENT WITHOUT OFFSET AND LATE CHARGES. All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. All rent due for any partial month shall prorated at the rate of 1/30th of the total monthly rent per day. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord an additional sum equal to 5% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will Incur by reason of any such Iate payment and that the late charge is in addition to any and all remedies available to the Landlord and thit the assessment and/or collection of the late charge shall not be deemed a waiver of any default. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the prime rate of the U.S. National Bank of Oregon, plus 2%, on a fully floating basis (herein the 'Default Rate'), from the date first due until the date paid in full. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashier's check


5.  PREPAID RENT.

    Upon the execution of this Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 1, and it Tenant is not in default of any provisions of this Lease, such prepaid rent shall be applied toward the Base Monthly Rent due for the first month of the term (or the first month following any Base Monthly Rent abatement period, if applicable). Upon a default by Tenant prior to such application, Landlord shall have the right, without waiver of the default or prejudice to other remedies. to use the prepaid rent or any of it to cure the default or to compensate Landlord for all or any damages resulting from the default. Landiord's obligations with respect to the prepaid rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid rent: however, such endorsement and cashing shall not constitute Landiord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid rent.


6.  USE OF PREMISES AND PROJECT FACILITIES.

    Tenant shall use the Premises solely for the purposes set forth in Section I and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly and at all times comply with all federal, state and local statutes, laws, ordinances, orders and regulations affecting the Premises and the Project (herein 'Laws'), as well as all master plans, restrictive covenants, and also any rules and regulations that Landlord may adopt from time to time. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Promises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.


7.  SIGNAGE.

     All signage shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit C. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant, if Tenant fails to correct the condition within thirty (30) days of written notice from Landlord.


8. PERSONAL PROPERTY TAXES.

    Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon at( trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.


9. PARKING


   Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a nonexclusive license to use the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar nonexclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, and to make changes in the parking layout from time to time. Landlord shall maintain a 3.5 cars per 1,000 square feet parking ratio.


10.  UTILITIES

     Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises.


11.  MAINTENANCE.

     Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including without limitation, those portions of the systems lying outside the Premises, exterior doors (excluding glass), window frames, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered 'Expenses' for purposes of Section 4.e-b. Except as provided above, Tenant shall maintain and repair the Premises in good condition, excepting ordinary wear and tear, including, without limitation, maintaining and repairing all walls, floors, ceilings, interior doors, exterior and interior windows and fixtures as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds. Nothing herein shall excuse Tenant from financial responsibility for property damage caused by Tenant or Tenant's agents.


12.  ALTERATIONS.

a. Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent in each instance. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the Premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, unless otherwise agreed, except that Landlord may, within 30 days before or 30 days after the expiration or termination of this Lease or the termination of Tenant's right of possession, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

b. Any request for Landlord's consent to alterations shall be made at least thirty (30) days before any work may be commenced and shall be accompanied by (i) detailed and costed plans and specifications for all alterations, and (ii) Tenant's written agreement to provide, upon completion of work, a complete set of as-built plans and specifications. Landlord may withhold consent, in its sole discretion, or may issue such consent subject to conditions. All alterations shall be constructed only after obtaining Landlord's prior written consent and only in conformity with all Laws. The issuance of Landlord's consent shall not be a waiver of nor an opinion regarding Tenant's obligation to comply with all Laws.

c. Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project.

d. Tenant shall pay all costs for construction of alterations and shall keep the Premises and the Project free and clear of all liens which may result from work by third parties authorized by Tenant. Tenant may contest the validity of any lien so long as Tenant deposits with Landlord sufficient funds to pay said lien within ten (10) days of notice of filing of the lien in the event the lien is valid. Tenant's failure to make the deposit or remove the lien shall constitute a default.


13.  RELEASE AND INDEMNITY.

     As material consideration to Landlord, Tenant agrees that Landlord and Landlord's partners, shareholders, officers, directors, employees and agents (collectively the 'Protected Parties') shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Tenant shall defend, indemnify and hold Landlord and all other Protected Parties harmless from all claims, losses, causes of action, costs and expenses, and damages arising out of
(a) any damage to any person or property occurring in, on or about the Premises,
(b) use by Tenant or its agents of the Premises and/or the Project or other properties of Landlord, and/or (c) Tenant's breach or violation of any term of this Lease. Tenant shall not be responsible to indemnify, defend or hold harmless the Landlord for Landlord's intentional misconduct or criminal acts.


14.  INSURANCE.

     Tenant, at its cost, shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of $1 000,000, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 14. Landlord, Forum Properties, Inc. and the other Protected Parties shall be named as additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements and alterations in or about the Premises, to the extent of at least 90% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease shall release Landlord and the other protected parties from any claims for damage to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project caused by or resulting from risks insured against under any insurance policy carried by Tenant and in force at the time of such damage. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the Premises are located with a financial rating of at least an A+ XII status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; and (c) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default of under this Lease.


15.  DESTRUCTION.

     If during the term, the Premises or Project is more than 25% destroyed (based upon replacement cost) from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If Landlord does not elect to terminate this Lease, and if, in Landlord's estimation, the Premises cannot be restored within 180 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If Landlord does not terminate this Lease and if in Landlord's estimation the Premises can be restored within 1 80 days, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises; provided, there shall be no abatement if such damage is the result of Tenant's negligence or wrongdoing. Tenant shall not be entitled to any damages or compensation for loss of use or any inconvenience occasioned by damage or any repair or restoration.


16.  CONDEMNATION.

a. DEFINITIONS. The following definitions shall apply. (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding;
     (2) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) "Condemnor"' means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

b. OBLIGATIONS TO BE GOVERNED BY LEASE. If during the term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

c. TOTAL OR PARTIAL TAKING. If the Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Premises is taken by Condemnation, this Lease shall terminate as to the part so taken as of the Date of Taking, but shall in all other respects remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the Date of Taking the Base Monthly Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking.

d. LANDLORD'S ELECTION. Notwithstanding anything herein to the contrary, if the Project or any portion thereof is taken by Condemnation and the portion taken does not, in Landlord's sole judgment, feasibly permit the continuation of the operation of the Project by Landlord, then Landlord shall have the right to terminate this Lease by written notice given within thirty (30) days following the Date of Taking.

e. AWARD. Tenant shall have no right or claim to all or any portion of ,he Award; provided this shall not limit Tenant's right to seek and to receive compensation for relocation expenses or the value of its personal property taken, so long as receipt of such compensation does not decrease the Award otherwise payable to Landlord.

f. LANDLORD REPRESENTATION. Landlord represents that it has no knowledge of any condemnation, but upon notice shall inform Tenant in writing within ten (1 0) days of Landlord's receipt of notice.


17.  ASSIGNMENT OR SUBLEASE.

     Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other or to a third party shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization 6f Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage' means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. The preceding two sentences shall not apply to corporations the stock of which is traded through an exchange or over the counter. All rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease (allocated on a square footage basis in cases of partial subleasing) shall be paid to Landlord, and any sums to be pal 'd by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorneys' fees incurred in connection with such request, whichever is greater. No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by Testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) If a writ of attachment or execution is levied on this Lease; or (c) If any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignement shall onstiture a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. Notwithstanding the other provisions of this paragraph, Tenant may assign or sublease its interest under this Lease to an entity of which Tenant is at least a twenty-five percent (25%) owner.


18.  DEFAULT

     The occurrence of any of the following shall constitute a default by
Tenant: (a) A failure to pay rent or other charge when due; or (b) Failure to perform any other provision of this Lease.


19.  LANDLORD'S REMEDIES.

a. Landlord shall have the following remedies if Tenant is in default. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law. Landlord may terminate this Lease and/or Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of this Lease. Upon termination of this Lease or of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) The worth of the unpaid rent that had been earned at the time of such termination; (2) The worth of the amount of the unpaid rent that would have been earned after the date of such termination; and
     (3) Any other amount, including court, attorney and collection costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. "The Worth," as used for Item 20(1) in this Paragraph 19 is to be computed by allowing interest at the Default Rate. "The worth" as used for Item 20(2) in this Paragraph 19 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

b. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and in the case of failure to pay money shall continue for thirty (30) days after notice thereof by Landlord, or in the case of any other failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving such default or any other right or remedy, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Default Rate from the date of expenditure by Landlord, shall be payable to Landlord on demand.

c.   Landlord shall have a duty to mitigate its damages.


20.  ENTRY ON PREMISES.

     Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) To post "for sale' signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default and to show the Premises to brokers, agents or potential tenants; (d) To show the Premises to prospective buyers, or persons interested in purchasing the Premises, at any time during the term; or (e) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landiord's entry onto the Premises as provided in this Section 20. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section 20. Landlord shall conduct its activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock ,install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord which shall not be unreasonably withheld. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock. Landlord shall honor Tenant's need for security and further shall not unreasonably disturb Tenant's use of the Premises.


21.  SUBORDINATION.

     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or

Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance In lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

     Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly rent, the dates to which rent has been paid in advance, the amount of any security deposit and prepaid rent, and such other matters as Landlord may request. Failure to deliver this certificate to Landlord within ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not


22.  NOTICE.

     Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and either served personally or sent by prepaid certified first class mail, addressed as set forth in Section 1. Either party may change its address by notification to the other party. Notice shall be deemed to be communicated 48 hours from the time of such mailing, or upon the time of service as provided in this Section 22.


23.  WAIVER.

     No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, Including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.


24.  SURRENDER OF PREMISES; HOLDING OVER.

     Upon expiration of the term or the termination of this Lease or of Tenant's right of possession, Tenant shall surrender to Landlord the Premises and all tenant improvements and alterations (except alterations which Tenant has the right or obligation to remove) in good condition, except for ordinary wear and tear and insured casualty loss. Tenant shall remove all personal property or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storage, removal or disposal of Tenant's personal property. If Tenant fails to surrender the Premises upon the expiration of the term, or upon the termination of this Lease or of Tenant's right of possession, Tenant shall defend, indemnify and hold Landlord harmless from all resulting loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure.

     If Tenant, with Landlord's consent, remains In possession of the Premises after expiration of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay Base Monthly Rent in an amount equal to 120% of the Base Monthly Rent for the last full calendar month during the regular term plus 100% of said last month's estimate of Tenant's share of Expenses pursuant to Section 4.b. (2)


25.  LIMITATION OF LIABILITY.

     In consideration of the benefits accruing hereunder, Tenant agrees that, regarding any claim against Landlord and/or any other Protected Party, including in the event of any actual or alleged failure, breach or default by Landlord:

a. The sole and exclusive remedy of Tenant shall be against the interest of Landlord in the Project, and neither Landlord nor any other Protected Party shall have any other liability whatsoever.

b. If Landlord is a partnership, the following provisions of this item b. shall also apply: (i) No partner of Landlord shall be sued or named as a party in any suit or action; (ii) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (iii) No partner of Landlord shall be required to answer or otherwise plead to any service or process; (iv) No judgment may be taken against any partner of Landlord; (v) Any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing; and (vi) No writ of execution will ever be levied against the assets of any partner of Landlord.

c. These covenants and agreements contained in this Section 25 are enforceable both by Landlord and also by any other Protected Party.

d. Tenant agrees that each of the foregoing provisions shall be applicable to any and all liabilities, claims and causes of action whatsoever, including those based on any provision of this Lease, any implied covenant, and/or any statute or common law principle.


26.  MISCELLANEOUS PROVISIONS.


a.   TIME OF ESSENCE.  Time is of the essence of each provision of this Lease.

b. SUCCESSOR. This Lease shall I be binding on and inure to the benefit of the parties and their successors, except as provided in Section 117 herein,

c. LANDLORD'S CONSENT. Any consent required by Landlord under this Lease must be granted in writing. No such consent shall be unreasonably withheld or delayed, but any consent may be issued subject to reasonable conditions. As a condition to any consent, Landlord may require that any other party or parties with a right of consent issue such consent on terms acceptable to Landlord.

d. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Landlord.

e. OTHER CHARGES. If either party becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission of the other, the other shall be liable to the party and shall reimburse the party for all attorneys' fees and costs incurred by the party in connection with such litigation, including any appeal or review.

     In the event of litigation between Tenant and Landlord and/or any other Protected Party, the prevailing party shall be entitled to recover from the losing party all costs and attorneys' fees incurred both at and in preparation for trial and any appeal or review. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all reasonable collection agency and attorneys' fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent rent.

f. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Project or a portion thereof including the Premises, or of Landlord's interest in the foregoing, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor In interest shall be solely responsible for all obligations of Landlord under this Lease.

g. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Tenant, the obligations imposed upon Tenant shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

h. THIRD PARTIES. The Protected Parties shall have the right to enforce the provisions of this Lease which reference them. Except for the foregoing, there are no third parties benefited hereby, this Lease being intended solely for the benefit of Landlord and Tenant. Notwithstanding the foregoing, the beneficiary under a trust deed, or a mortgagee, holding a security interest in the Project shall be a third party beneficiary of the Tenant's obligations set forth in Sections 26f. hereof and shall have the right to enforce such provisions.

i. SURVIVAL. The release and indemnity covenants of Tenant, the right of Landlord to enforce its remedies hereunder, the attorneys' fees provisions hereof, the provisions of Section 26 hereof, as well as all provisions of this Lease which contemplate performance after the expiration or termination hereof or the termination of Tenant's right to possession hereunder, shall survive any-.such expiration or termination.


27.  EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

a.   EMISSIONS. Neither Landlord nor Tenant shall:

     (1) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Lessor or any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (1) health or safety of persons, wherever located, whether on the Promises or anywhere else, (2) condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas;

     (2) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

     (3) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises; or which will create a nuisance or violate any Law, rule, regulation or requirement;

     (4) Create, or permit to be created, any ground vibration that is discernible outside the Premises;

     (5) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Premises, or anywhere else.

b.   STORAGE AND USE.

     (1) Storage. Subject to the uses permitted and prohibited to Tenant under this lease, Tenant shall store in appropriate leakproof containers all solid, liquid, or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (1) pollute or contaminate the same, or (2) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) Premises or any of the improvements thereto or thereon.

     (2) Use. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on the Premises any solid, liquid or gaseous matter which is, or may become, radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (1) no real or personal property outside the designated storage area shall become contaminated thereby or (2) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property thereon or therein, or (iii) Premises or any of the improvements thereto or thereon.

c.   DISPOSAL OF WASTE.


     (1) Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for the storage or disposal of such materials in a clean and sanitary condition.

     (2) Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage system (1) for the disposal of anything except sanitary sewage or (2) in excess of the lesser of the amount (a) reasonably contemplated by the uses permitted under this Lease or (b) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

     (3) Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the premises in such a manner that it does not, and will not, adversely affect the (1 ) health or safety of persons, wherever located, whether on the Premises or elsewhere, (2) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the

         Premises or anywhere else, or (3) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

d. COMPLIANCE WITH LAW. Notwithstanding any other provision in the Lease to the contrary, Tenant shall comply with all Laws in complying with its obligations under this Lease, and in particular, Laws relating to the storage, use and disposal of hazardous or toxic matter.

e. INDEMNIFICATION. Tenant shall defend, indemnify and hold Landlord, the other Protected Parties, the Project and the beneficiary under a trust deed, or mortgagee, holding a security interest in the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys' fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Section 27. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right of possession and be fully enforceable thereafter.

f. ADDITIONAL PROVISIONS. The following covenants and agreements shall in no way diminish or limit the foregoing provisions of this Section 27. No use may be made of, on or from the Premises relating to the handling, storage, disposal, transportation, or discharge of Hazardous Substances (as defined below). All of such use which does occur shall be in strict conformance with all Laws. Tenant or Landlord shall give prior written notice to the other of any use, whether incidental or otherwise, of Hazardous Substances on the Premises. or of any notice of any violation of any Law with respect to such use. Landlord and any ground lessor or master lessor of the Premises and/or the Project shall have the right to request and to receive information with respect to use of Hazardous Substances on the Premises in writing.

     In addition to the indemnity obligations contained elsewhere herein, Tenant shall indemnify, defend and hold harmless Landlord, the other Protected Parties, the Premises, the Project, and the beneficiary under a trust dead, or a mortgages, holding a security interest in the Project, from and against all claims, losses, damages, costs, response costs and expenses. liabilities, and other expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about the Premises by Tenant or any of Tenant's Agents of the following (collectively referred to as 'Hazardous Substances'): hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB'S, materials, or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment, including but not limited to, the Resource Conservation and Recovery Act
     (RCRA) (42 U.S.C. (S) 6901 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C. (S) 9601, et seq.); the Toxic Substances Control Act (1 5 U.S.C. (S) 2601, et seq.); the Clean Water Act (33 U.S.C. (S) 1251, et seq.); the Clean Air Act (42 U.S.C.
     (S) 7401 et seq.); and ORS Chapters 453, 465 and 466 as any of same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liabilities, and expenses shall include such as are claimed by any regulating and/or administering agency, any ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of the Landlord named herein. This indemnity shall include (a) claims of third parties, including governmental agencies, for damages, fines, penalties. response costs, monitoring costs. injunctive or other relief; (b) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief; (c) the expenses, including fees of attorneys and experts, of reporting the existence of Hazardous Substances to an agency of the State of Oregon or of the United States as required by applicable laws and regulations; (d) any and all expenses or obligations, including attorneys' and paralegal fees, incurred at, before and after any trial or appeal therefrom or review thereof, or an administrative proceeding or appeal therefrom or review thereof, whether or not taxable as costs, including, without limitation, attorneys' fees, paralegal fees, witness fees (expert and otherwise), deposition costs, photocopying and telephone charges and other expenses related to the foregoing, all of which shall be paid by Tenant to Landlord when such expenses are accrued. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right of possession and be fully enforceable thereafter.

g. INFORMATION. Tenant shall provide Landlord with any and all information regarding Hazardous Substances in the Premises, including contemporaneous copies of all filing-s and reports to governmental entities, and any other information requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Substances, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.


28.  EXHIBITS.

     Exhibits A - F and Addendum A. described below are incorporated into this Lease by this reference and are effective as if fully set out herein.

     TENANT:
            -------------------------------------------


     --------------------------------------------------

     By:
           --------------------------------------------

     Its:  Richard Y. Okumoto, Sr. V.P. & CFO
           --------------------------------------------



     LANDLORD:


     Petula Associates, Ltd., an Iowa corporation, and Koll Portland Associates, a California general partnership operating pursuant to a Jt. Development agreement dba KBC Tigard II


     --------------------------------------------------

     By:
           --------------------------------------------

     Its:  Timothy E. Minton, Vice President& Secretary
           --------------------------------------------



     By:
           --------------------------------------------

     Its:  Michael S. Duffy, Vice President
           --------------------------------------------



EXHIBITS

Addendum A
----------

A - Premises

B - Project

C - Signs

D - Space Plan

E - E-1 Tenant Improvement (Allowance)

F - Environmental Disclosure and Certification Statement

                                   ADDENDUM A



     This Addendum is incorporated into the foregoing Lease and is an integral part thereof.


     (a) OPTION TO RENEW. Landlord grants Tenant the option to renew the Lease for one successive five-year periods ("Renewal Term") upon the same terms and conditions, except that Base Rent shall be set for each Renewal Term, at the commencement of each Renewal Term, at the then market rate. Each option shall be exercised, if at all, by Tenant giving Landlord written notice of exercise no less than 240 days prior to the expiration of the immediately preceding term. Base Rent shall be set by mutual agreement. If the parties cannot agree upon the Base Rent rate for the Extension Term then the matter shall be settled by final and binding arbitration. Each party shall appoint one of the arbitrators and if the parties cannot agree upon a third arbitrator then the same shall be appointed by a presiding judge of the Multnomah County (Oregon) Circuit Court. All arbitrators shag be MAI certified appraisers experienced in the appraisal of the fair market rental rent for first class suburban office buildings in the Portland, Oregon metropolitan area. Each party shall submit its position to the arbitrators and the jurisdiction of the arbitrators shall be limited to selecting the entire position of one of the parties as the prevailing position. Each party shall pay one-half of the costs of the arbitration, and shall beat, its own attorneys fees incurred in the arbitration. Except as otherwise provided herein, the procedures for the arbitration shall be in accordance with the rules of the Multnomah County (Oregon) Circuit Court Arbitration Program.

     (b) WARRANTY OF PREMISES. Landlord warrants that all construction and improvements shag be completed in a timely and workmanlike manner.

     (c) LANDLORD DEFAULT. The failure of Landlord to perform as required under any provision of this Lease except as may be caused by circumstances outside the control of Landlord shall constitute a default by Landlord after thirty (30) days written notice. Landlord shall have thirty (30) days to cure default. In the event Landlord's default cannot be reasonably cured within thirty (30) days, then Landlord shall commence the cure within said thirty (30) day period and complete the cure within a reasonable time.

     (d) TENANT'S REMEDIES. Should Landlord be in default, Tenant shall have the following remedies:

     (1) terminate lease;

     (2) perform Landlord's obligation and offset from the rent all expenses incurred by Tenant.


     (e) ENERGY CREDITS. Tenant shall be entitled to claim and receive the benefit of any local, state or federal incentive or tax credit for any energy saving improvements, if Tenant incurs the costs of said improvements.

                               EXHIBIT "A" & "B"

This exhibit is a site plan labeled "Building S - Scholls Business Center," and it shows a top view of the building site and adjacent walkways.


                                  EXHIBIT "D"


This exhibit is labeled "Space Plan (to follow)"

                                       Tenant Name: Credence Systems Corporation
                                                    ----------------------------

                                              Date: 8/23/95
                                                    ----------------------------

                                  EXHIBIT E-1


                      TENANT IMPROVEMENTS INCLUDED IN RENT
                                  (ALLOWANCE)


1. The following Improvements (the "Tenant Improvements") shall be made to the Premises prior to occupancy by Tenant, all as generally shown and described on the Space Plan (Exhibit D). Landlord's obligation is to improve the building as shown on Exhibit D substantially in accordance with the above. Landlord's obligation is fulfilled when this work is substantially completed, meaning the work has been performed to the point where the premises are fit for use in accordance with their intended purpose, notwithstanding the fact that minor corrections or completion items (commonly called "punch list items") remain.

2.   The Costs (as defined below) of the Tenant Improvements described in
     Section 1 above are included in the base monthly rent to the extent that such Costs do not exceed the agreed allowance of $752,166 (the "Allowance"). Any savings shall equally be shared between the parties through base monthly rent adjustment. Tenant may review Landlord's books and records relating to the construction costs.

3. A complete construction document package (the "CDP") with respect to the Tenant Improvements, including floor plan, a reflected ceiling/lighting plan, specifications, and any other documents required to describe the Tenant Improvements, and if appropriate a statement of Costs, shall be prepared as set forth herein. If any other Exhibit to this Lease also requires a CDP, a single, combined CDP shall be used.

     A. No later that 9/14/95, Tenant shall deliver to Landlord's designated architect or space planner (the "Space Planner") all information requested by the Space Planner to prepare the CDP (the "Tenant Information"). Delays in receipt of this information from the Tenant will result in at least a day for day delay in the promised Tenant occupancy date.

     B. Within 30 working days after Tenant's delivery of the Tenant Information, Landlord and the Space Planner shall deliver to Tenant a CDP.

     C. Tenant shall approve the CDP in writing or by initialing the CDP no later than 3 working days after Tenant's receipt thereof; Tenant shall not have the right to withhold or condition such approval, except only that Tenant may make corrections (the "Corrections") to the CDP to cause the CDP to conform to the Tenant Information if this is not the case or to reduce the Costs to the Allowance amount if the estimate exceeds the Allowance. Any such Corrections must be in writing and must be delivered by the date approval is otherwise required as set forth above.

     D. The CDP, once corrected if necessary, shall constitute the working plans and specifications for the Tenant Improvements, and Tenant shall approve the same and pay to Landlord the amount shown on the statement of Costs if and to the extent it exceeds the Allowance, both by the date established under item C above (or within 3 working days following Tenant's receipt of the corrected CDP, if applicable). Unless Landlord elects otherwise, no permit applications or work regarding the Tenant Improvements shall be undertaken until such approval (and payment, if any) are received by Landlord. As total Costs are finalized from the estimate, Landlord and Tenant shall adjust any difference, in all events, any net increase in Costs shall be paid by Tenant to Landlord in cash (to the extent the Allowance is exceeded) within five (5) working days of notice from Landlord.

     E. Time is of essence hereof. In the event Tenant does not comply with the time deadlines set forth herein, (a) any additional Costs resulting from such delays shall be paid by Tenant along with the payment required under Item D above or when otherwise required by Landlord, and (b) any delays in completion of the Premises may delay Tenant's occupancy of the Premises, but the Commencement Date (and therefore the date upon which the accrual of rent commences) shall nonetheless be the date set forth in the Lease Agreement.

4. Landlord shall not be obligated to construct any further Improvements other than those set forth in the approved CDP. If, after approval of the CDP, Tenant desires further Improvements to be constructed, Tenant shall request construction of the same, in writing. Landlord shall have no obligation to agree to such request. If Landlord does agree to any such request, then (a) all Costs related to such further Tenant Improvements shall be paid by Tenant to Landlord in cash (to the extent the Allowance is exceeded) within five (5) working days but in all events prior to commencement of construction or other work related to the further Improvements, and (b) any delays in completion of the Premises attributable to such request, including delays caused by redesign time, reordering of the work, or Landlord awaiting Tenant's payment of additional Costs, shall not change the scheduled Commencement Date (and, therefore, the date upon which the accrual of rent commences) as set forth in the Lease Agreement. However, Tenant acknowledges that, because of further requested Improvements, the Premises may not be available for Tenant to occupy on the scheduled Commencement Date. If further improvements are required by building officials in order to meet their interpretation of building codes, or if further improvements are required due to unforeseen or concealed conditions that are necessary to complete the work in accordance with the Construction Documents or if additional work is required because of drawing omissions or errors, this work will be priced, reviewed with the Tenant, and completed. Reimbursement to the Landlord as well as all other terms and conditions noted above for a "Tenant requested" change will apply to these revisions as well.

5. When used in this Exhibit, the capitalized term "Costs" means all costs and expenses incurred by Landlord in connection with the subject work and/or materials, including but not limited to the costs of labor, materials, permits*, architect and space planner fees, general conditions, construction management, or other professional fees, and all other costs and expenses required to complete the Tenant Improvements after the Building Shell is completed (as shown on VLM&K's Construction Documents "Bid Set - Dated 7/10/95"), including Addendum #1, #2, #3, and all Proposal Requests and Supplemental Instructions issued by VLM&K - except those Proposal Requests that may be required to accommodate the Tenant Improvements. The Tenant may review the Contractors price breakdown and any necessary backup documents prior to award of the contract for Tenant Improvement construction. Forum's Construction Management Fee will be 5% of all "Costs" excluding space planning, architecture, and engineering.

* Traffic Impact Fee (for up to an 80% office buildout) and "Normal" Building Permits will not be part of the allowance and shall be paid by Landlord.

6. If it is required that the site be "winterized" in order to meet the lease commencement date, the tenant shall pay, in the form of increased rent, half of the cost of said winterization. Said total cost not to exceed $150,000 and Tenant's share shall not exceed $75,000. The rental increase shall be determined by taking half of the cost of the winterized site improvements and amortizing said cost over the term of the lease at the annual rate of 11.72%. Tenant shall be allowed to audit or review said winterization costs as there are needed.

                                   EXHIBIT F

              ENVIRONMENTAL DISCLOSURE AND CERTIFICATION STATEMENT

                         _____________________________
                                 (Project Name)


DATE:
       ------------------
TO:                       and                       and
       ------------------     ---------------------     ------------------------
            (Lender)                    (Owner)         (Manager, if applicable)

FROM:  Name           Rich Okumoto
                      ----------------------------------------------------------
       Position       V.P. Finance
                      ----------------------------------------------------------
       Company        Credence Systems Corporation
                      ----------------------------------------------------------
       Address        3500 W. Warren Ave., Fremont, CA
                      ----------------------------------------------------------
       Phone          (510) 623-4747
                      ----------------------------------------------------------

RE: LEASE AGREEMENT DATED _________________ , 19___, BY AND BETWEEN ________________________, AS LANDLORD (THE "LANDLORD"), AND
       ________________________, AS TENANT,

       FOR THE LEASING OF THESE CERTAIN PREMISES DESCRIBED IN THE ATTACHMENT EXHIBIT A (THE "LEASED PREMISES").
-------------------------------------------------------------------------------

Notwithstanding anything to the contrary contained in the Lease Agreement, I, Rich Okumoto, acting with full authority, knowledge and on behalf of Credence Systems Corporation, (hereinafter called "Company"), represent and warrant that the following disclosure accurately reflects Company's operations as they pertain to the use or proposed use of hazardous materials, petroleum, chemical and waste products in, on or about the Leased Premises. I further certify that after careful review of all anticipated Company operations and activities in Leased Premises and thorough inquiry into any and all potentially applicable governmental rules and regulations pertaining to health, safety and environmental control, Company will operate in the Leased Premises in complete and full compliance with all required standards.

Furthermore, the company will obtain and renew, as required by Landlord, all applicable environmental, health and safety permits, registrations and applications needed for Company operations on or about the Leased Premises.

Company will continue to review and inspect operations, chemical use and waste streams activities for the purpose of identifying and eliminating any potential environmental, health and safety concerns that could contaminate the property and environment or represent safety and health concerns or increase environmental risk and liability.

Company assures Landlord and its Lender, representatives, affiliated entities, successors and assignees that any and all potential problems will be communicated to Landlord promptly, fixed and the risk eliminated. All potential problems will be communicated to Landlord by Company and remedied within forty-eight (48) hours of identification or at another time acceptable to Landlord; such remediation to be approved in writing by Landlord first and to be in conformance with paragraph ____ of the Lease Agreement.

Company understands that it will be fully accountable to Landlord and any and all applicable governmental agencies for any non-compliance items and environmental contamination to the Leased Premises or adjacent property.

Company also understands that this Environmental Disclosure and Certification Statement is incorporated by reference into the Lease Agreement. Company agrees to abide by the terms and conditions contained herein and in the Lease Agreement at all times or at the sole discretion of Landlord, any such noncompliance will be considered a default under the Lease Agreement. Landlord can then exercise to the fullest extent any and all of its remedies in accordance with Lease Agreement and any other legal remedies available.

Company also understands that this Environmental Disclosure and Certification Statement be reissued by Company to Landlord annually within thirty (30) days of the anniversary of the original lease date or at any ocher time during the term of the L-ease Agreement.

"Company will not use, generate, store, treat or dispose of any hazardous materials or waste as defined by any and all federal, state or local environmental, health and safety rules, regulation decrees and laws (collectively the "Environmental Laws"), that may apply to Company's operations or the Leased Premises unless otherwise described below.

Company also assures Landlord that all Company's operations in or about the leased premises will be conducted in full compliance with all the Environmental Laws as required by any and all agencies with jurisdiction over the company's operation or the Leased Premises.

Description of Company's operations.
-----------------------------------

     MANUFACTURER OF ATE EQUIPMENT. ALSO REPAIR AND TRAIN PERSONNEL USING EQUIPMENT.

List all Petroleum products, chemicals, and waste to be used or generated by-
----------------------------------------------------------------------------
Company.
-------

     NONE

List container sizes, maximum amounts at any given time and estimated annual
----------------------------------------------------------------------------
throughput during term of Lease Agreement.
-----------------------------------------

     NONE

Describe storage location and method for petroleum, chemical, and wastes used
-----------------------------------------------------------------------------
and generated at the facility.
-----------------------------

     NONE

List all potential operation discharges from pipes, vents, flues and to building
--------------------------------------------------------------------------------
drain.
-----

     NONE

List all required environmental permits and registrations, their assigned number
--------------------------------------------------------------------------------
and expiration dates.
--------------------

     NONE

--------------------------------------------------------------------------------

               COMPANY:

               ------------------------------------------------------
               By:        /s/ Richard Y. Okumoto
                      -----------------------------------------------
               Its:
                      -----------------------------------------------


                                   EXHIBIT F